Exhibit 10.1

Loan No. 0411094-9001

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT is entered into at Costa Mesa, California, as of November 18, 2014, between lteris, Inc., a Delaware corporation, with an address of 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705 (“Borrower”), and California Bank & Trust, a California banking corporation, with an address of 3420 Bristol Street, Costa Mesa, California 92626 (“Bank”).

WHEREAS, pursuant to that certain Amended and Restated Loan and Security Agreement, dated February 4, 2009, between Borrower and Bank (as previously amended, modified or supplemented, the “Loan and Security Agreement”), Bank agreed to extend credit and make certain financial accommodations to Borrower, subject to the terms and conditions set forth in the Loan Documents, including without limitation a revolving line of credit which matures on December 1, 2014, respecting which Bank agreed to lend to Borrower, upon Borrower’s request, a revolving loan and advances thereunder (collectively, the “Revolving Loan”), in the aggregate principal amount of up to Twelve and No/100 Million Dollars ($12,000,000.00) (the “Revolving Loan Amount”)

WHEREAS, the Revolving Loan is evidenced by that certain Amended and Restated Revolving Note, dated February 4, 2009 (as previously amended, modified or supplemented, the “Revolving Note”), by Borrower in favor of Bank in the face amount of the Revolving Loan Amount;

WHEREAS, pursuant to the Loan and Security Agreement, Borrower granted Bank a first-priority security interest in and lien on the personal property described therein (the “Personalty”);

WHEREAS, the Loan and Security Agreement, the Revolving Note and all other documents and instruments executed in connection with or relating to the Revolving Loan or any other credit or financial accommodations extended by Bank to Borrower under the Loan and Security Agreement are referred to herein, collectively, as the “Loan Documents”; and the Personalty and all other collateral granted to Bank to secure the Revolving Loan is referred to herein, collectively, as the “Collateral”;

WHEREAS, Borrower has requested and Bank has agreed to make certain amendments to the Revolving Loan and the Loan Documents in accordance with the terms and conditions set forth herein; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank mutually agree as follows:

1.                                      MODIFICATION

1.1                                            Recitals. The above recitals are hereby made a part of this Agreement, and Borrower acknowledges and agrees that each of the recitals is true, correct and complete.

1.2                                            Ratification. All of the terms, covenants, provisions, representations, warranties and conditions of the Loan Documents, as amended or modified hereby, are ratified, acknowledged, confirmed and continued in full force and effect as if fully restated herein.

1.3                                            Collateral. Borrower confirms and ratifies its continuing mortgage, pledge, assignment and grant of security interest in and lien on the Collateral to and in favor of Bank as set forth in the Loan Documents.

1.4                                            Principal Balance. Borrower acknowledges, agrees and confirms that, as of the date hereof, the current outstanding principal balance under the Revolving Loan is zero and a Stand-By Letter of Credit has been issued and is outstanding for the account of Borrower in the amount of $14,365.00.

1.5                                           Amendments to Loan and Security Agreement.  The Loan and Security Agreement is hereby amended as follows:

(a)                                     Section 1.1(a) (Revolving Loan) is amended to extend the expiration date of Bank’s obligation to make advances under the Revolving Loan and evidenced by the Revolving Note from December 1, 2014 to March 1, 2015 and the reference to “December 1, 2014” in Section 1.1(a) is changed to “March 1, 2015”.

(b)                                     Section 6 of the Loan and Security Agreement regarding the Stand-By Letters of Credit Subline is hereby amended as follows:

(i)                                      The date set forth in the last sentence of the first paragraph under Section 6, providing for the maximum expiration date permitted for Stand-By Letters of Credit extended by Bank under the Stand-By Letter of Credit Subline, is amended from December 1, 2014 to March 1, 2015.

(ii)                                   The date set forth in the first sentence of Section 6.1(d), identifying Stand-By Letters of Credit for which Borrower is required to provide beneficiary letters of cancellation or cash collateral if such Stand-By Letters of Credit are outstanding on such date, is amended from December 1, 2014 to March 1, 2015.

1.6                                    Amendment to Revolving Note. The Revolving Note is hereby amended as follows:

(a)                                    The Maturity Date set forth in the first paragraph on page 1 of the Revolving Note is hereby amended from December 1, 2014 to March 1, 2015.

Except as modified and amended herein, all other terms and conditions as stated in the Loan and Security Agreement and in all other Loan Documents shall remain unchanged and continue in full force and effect.

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Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan and Security Agreement.

Executed and effective as of the date first written hereinabove

Borrower:

lteris, Inc.,
a Delaware corporation

		By:	/s/ Abbas Mohaddes
Abbas Mohaddes, Chief Executive Officer

Accepted:

California Bank & Trust,
a California banking corporation

By:	/s/ Sergio Alfonso
Sergio Alfonso, Vice President